                               PURCHASE AGREEMENT


          THIS AGREEMENT is made as of July 22, 1993 by and among The Triumph Group Holdings, Inc., a Delaware corporation (the "COMPANY") and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "PURCHASERS" and individually as a "PURCHASER"). Certain capitalized terms used herein are defined in Section 10 below.

          The parties hereto agree as follows:

          1.   AUTHORIZATION AND CLOSING.

               (a) AUTHORIZATION OF THE SECURITIES. The Company shall authorize the issuance and sale to the Purchasers of (i) 70,000 shares of its Class B Common Stock, par value $.001 per share (the "CLASS B COMMON"), and 26,525 shares of its Preferred Stock, par value $.01 per share (the "PREFERRED"), each having the rights and preferences set forth in EXHIBIT A attached hereto, and (ii) promissory notes in the form set forth in EXHIBIT B attached hereto (the "NOTES") in the aggregate principal amount of $5,323,030.75. The Class B Common and the Preferred are collectively referred to herein as the "STOCK." The Stock and the Notes are collectively referred to herein as the "SECURITIES."

               (b) PURCHASE AND SALE OF THE SECURITIES. At the Closing, the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company (i) the number of shares of Class B Common set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at a price of $10.00 per share, (ii) the number of shares of Preferred set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at a price of $34.57 per share and (iii) a Note in the principal amount set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at a price equal to the face amount thereof.

               (c) THE CLOSING. The closing of the purchase and sale of the Securities (the "CLOSING") shall take place at the offices of Kirkland & Ellis, 55 East 52nd Street, New York, NY at 10:00 a.m. on July 22, 1993 or at such other place or such other date as may be mutually agreeable to the Company and each Purchaser. At the Closing, the Company shall deliver to each Purchaser (i) stock certificates evidencing the Stock to be purchased by such Purchaser and
(ii) a Note in the principal amount to be purchased by such Purchaser, each registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to an account designated by the Company.

          2. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall, upon the request of any Purchaser (so long as such Purchaser holds any Securities), deliver to such Purchaser:

               (a) as soon as available but in any event within 45 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

               (b) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing, (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the board of directors;

               (c) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (d) at least 30 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

               (e) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse event or circumstance affecting the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (f) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses; and

               (g) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 2 may reasonably request.

          3. RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of issuance upon the conversion of the Class B Common, such number of shares of Class A Common issuable upon the conversion of all outstanding Class B Common. All shares of Class A Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Class A Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

          4. REGULATORY COMPLIANCE COOPERATION. In the event that Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), determines that it has a Regulatory Problem (as defined below), the Company agrees to take all such actions as are reasonably requested by CVC in order (a) to effectuate and facilitate any transfer by CVC of any securities of the Company then held by CVC to any Person designated by CVC and (b) to continue and preserve the respective allocation of the voting interests with respect to the Company provided for in the Stockholders Agreement by and among the Company, CVC and others dated as of the date hereof, and with respect to CVC's ownership of the Company's Stock. Such actions may include, but shall not necessarily be limited to entering into such additional agreements, adopting such amendments to the Certificate of Incorporation and bylaws of the Company and taking such additional actions as are reasonably requested by CVC in order to effectuate the intent of the foregoing. For purposes of this Agreement, a "REGULATORY PROBLEM" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or CVC believes that there is a substantial risk of such assertion) that CVC is not entitled to hold, or exercise any significant right with respect to, the Stock.

          5. PRO RATA PAYMENT. Any payments to the holders of the Notes (whether for principal, interest or otherwise) shall be made pro rata among such holders based upon the aggregate unpaid principal amount of the Notes held by each such holder. If any holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal or interest on any Note in excess of such holder's pro rata share of payments obtained by all holders of the Notes, by acceptance of the Note such holder agrees to purchase from the other holders of the Notes such participation in the Notes held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this Section 5.

          6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to each Purchaser to enter into this Agreement and purchase the Securities, the Company hereby represents and warrants that:

               (a) ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

               (b) AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement has been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the offering, sale and issuance of the Securities hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to the charter or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject.

               (c) CONDUCT OF BUSINESS; LIABILITIES. Prior to the Closing, the Company has not conducted any business, incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company, and whether due or to become due), violated any laws or governmental rules or regulations, or entered into any contracts or agreements other than this Agreement, the Stockholders Agreement, the Registration Agreement, the Executive Stock Agreements, the Stock and Asset Purchase Agreement and any other agreements contemplated by such agreements. In addition, prior to the Closing, the Company has not violated any laws or governmental rules or regulations.

               (d) SMALL BUSINESS MATTERS. The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations,
Section 121.401), is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, Section 121.802. The information set forth in the Small Business Administration Forms 480, 652 and Section A of Form 1031 regarding the Company is accurate and complete. Copies of such forms shall have been completed by the Company and delivered to each Purchaser at the Closing. Neither the Company nor any Subsidiary presently engages in, and it shall not hereafter engage in, any activities, nor shall the Company or any Subsidiary use directly or indirectly the proceeds from the sale of the Securities hereunder for any purpose, for which a Small Business Investment Company is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, Section 107.901.

          7.   TRANSFER OF RESTRICTED SECURITIES.

               (a) Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in Section 7(b) below, any other legally available means of transfer.

               (b) In connection with the transfer of any Restricted Securities (other than a transfer described in clause (i) or (ii) of Section 7(a) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in
Section 8 below. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 7 and Section 8 below.

               (c) Upon the request of any Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

               (d) Upon the request of any holder of Restricted Securities, the Company shall remove the foregoing legend from the certificates for such holder's Restricted Securities; provided that such Restricted Securities are eligible for sale pursuant to Rule 144(k) of the Securities and Exchange Commission.

               (e) Transfers of Restricted Securities are subject to the terms of the Stockholder Agreement to the extent applicable.

          8. PURCHASERS' INVESTMENT REPRESENTATIONS. Each Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws;

provided that nothing contained herein shall prevent the Purchasers and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 7 hereof. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:


     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JULY _, 1993, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT, DATED AS OF JULY _, 1993, BETWEEN THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

          9. SBA FORMS. Prior to the Closing, the Company shall deliver to each Purchaser all of the following documents: SBA Forms 480, 652 and 1031 and a list of (a) the name of each of the Company's directors as of the Closing, (b) the name and title of each of the Company's officers as of the Closing and (c) after giving effect to the transactions contemplated by this Agreement, the name of each of the Company's stockholders setting forth the number and class of shares held.

          10. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "AFFILIATE" of any particular Person or entity means any other Person or entity controlling, controlled by or under common control with such particular Person or entity and, in the case of a limited partnership, "Affiliate" includes limited partners of such limited partnership.

          "CERTIFICATE OF INCORPORATION" means the Company's certificate of incorporation, as amended from time to time.

          "EXECUTIVE STOCK AGREEMENTS" means those certain Executive Stock Agreements dated as of the date hereof between the Company and certain members of the management of the Company and its Subsidiaries.

          "OFFICER'S CERTIFICATE" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "REGISTRATION AGREEMENT" means that certain Registration Agreement dated as of the date hereof among the Company, the Purchasers and certain other parties thereto.

          "RESTRICTED SECURITIES" means (i) the Securities issued hereunder and
(ii) any securities issued with respect to the securities referred to in clause
(i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 8 have been delivered by the Company in accordance with Section 7(b). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 8.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

          "STOCK AND ASSET PURCHASE AGREEMENT" means that certain Stock and Asset Purchase Agreement dated as of April 21, 1993 among the Company, Alco Standard Corporation and certain Subsidiaries of Alco Standard Corporation.

          "STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement dated as of the date hereof among the Company, the Purchasers and certain other parties thereto.

          "SUBSIDIARY" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

          11.  MISCELLANEOUS.

               (a) EXPENSES. The Company agrees to pay and hold each Purchaser harmless from and against liability for the payment of all fees and expenses incurred in connection with the transactions contemplated by this Agreement and each of the agreements contemplated hereby, including (i) reasonable attorneys', consultants', and accountants' fees and expenses arising in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement and each of the agreements contemplated hereby, (ii) reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby or the Certificate of Incorporation, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement, (iv) reasonable fees and expenses incurred in respect of the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and the Certificate of Incorporation, and (v) fees and expenses incurred by any Purchaser in filing with any governmental agency with respect to its investment in the Company or any other filing with any governmental agency with respect to the Company which mentions any Purchaser.

               (b) REMEDIES. The Purchasers shall have all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which the Purchasers have been granted at any time under any other agreement or contract and all of the rights which the Purchasers have under any law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Person having any rights under this Agreement may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

               (c) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

               (d) CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of holders of a majority of the issued and outstanding shares of Common Stock issued hereunder. No other course of dealing between the Company and any Purchaser or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of such Purchaser.

               (e) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchasers or on their behalf.

               (f) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

               (g) ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

               (h) COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

               (i) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

               (j) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                  *  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                  THE TRIUMPH GROUP HOLDINGS, INC.



                                  By /s/ Richard C. Ill
                                     -----------------------------------------

                                  Its    President and Chief Executive Officer
                                     -----------------------------------------


                                  CITICORP VENTURE CAPITAL, LTD.



                                  By /s/
                                     -----------------------------------------

                                  Its Vice President
                                     -----------------------------------------

                             SCHEDULE OF PURCHASERS


                       Shares of    Shares of     Principal          Total
Purchaser           Class B Common  Preferred  Amount of Notes  Purchase Price
- ---------           --------------  ---------  ---------------  --------------
Citicorp Venture
Capital Ltd.             70,000        25,525     $5,323,030.75    $6,940,000

                                    EXHIBITS


Exhibit A - Article IV of Certificate of Incorporation

Exhibit B - Form of Promissory Note